EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are the names of subsidiaries of V2X, Inc. and the respective jurisdiction in which each was organized.

NAME	JURISDICTION OF ORGANIZATION
Advantor Systems Corporation	Florida
Advantor Systems, LLC	Delaware
Al-Shabaka for Protection Products Marketing and General Support Services LLC	Luxembourg
Andor Merger Sub LLC	Delaware
Army Sustainment LLC	Delaware
Delex Systems, Incorporated	Virginia
Flight International Aviation LLC	Delaware
Higgins, Hermansen, Banikus, LLC	Nevada
MARCOS Vermogensverwaltung GmbH	Germany
Professional Training Services de Mexico S. de R.L. de C.V.	Mexico
Vertex Professional Services Company S.A.	Spain
VPS Filial Sverige	Sweden
V2X Asia Global Pte.	Singapore
Vector International Aviation LLC	Delaware
Vectrus Facility Services GmbH	Germany
Vectrus Federal Services GmbH	Germany
Vectrus Federal Services International, Ltd.	Cayman Islands
Vectrus Global Support Services LLP	India
Vectrus International LLC	Colorado
Vectrus Mission Systems Ltd.	United Kingdom
Vectrus Overseas Ventures LLC	Virginia
Vectrus Saudi Arabia for Commercial Services	Saudi Arabia
Vectrus Services (Thailand) Co., LTD	Thailand
Vectrus Services A/S	Denmark
Vectrus Services Australia Pty. Ltd.	Australia
Vectrus Services Djibouti SARL	Djibouti
Vectrus Services Greenland ApS	Greenland
Vectrus Services Japan Godo Kaisha	Japan
Vectrus Services Korea Limited	Korea
Vectrus Services Muscat LLC	Oman
Vectrus Services Niger S.A.R.L.U.	Niger
Vectrus Services Philippines, Inc.	Philippines
Vectrus Services PTE. LTD	Singapore
Vectrus Subic Corporation	Philippines
Vectrus Systems Corporation	Delaware
Vectrus Systems Corporation (Jordan)	Jordan
Vertex Aerospace Intermediate LLC	Delaware
Vertex Aerospace LLC	Delaware

EXHIBIT 21

Vertex Aerospace Services Corp.	Delaware
Vertex Aircraft Integration and Sustainment LLC	Delaware
Vertex Company Germany GmbH	Germany
Vertex Company UK 1 Limited	United Kingdom
Vertex Modernization and Sustainment LLC	Delaware
Vertex Professional Services LLC	Delaware
Vertex Systems Israel Company	Delaware
Vertex Technical Services International Company	Delaware
Vertex Technologies Canada Inc.	Canada
VMSC Afghanistan LLC	Delaware

Set forth below is our significant joint venture and the respective jurisdiction in which it was organized.

NAME	JURISDICTION OF ORGANIZATION
ServCore Resources & Services Solutions Ltd.	Abu Dhabi